UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2016

Trinseo S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	N/A
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

001-36473

(Commission File Number)

1000 Chesterbrook Boulevard, Suite 300
Berwyn, Pennsylvania	19312
(Address of principal executive offices)	(Zip Code)

(610) 240-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)              Election of Director.

On February 22, 2016, the board of directors (the “Board”) of Trinseo S.A. (the “Company”) approved the appointment of Felix Hauser to the Board to fill the seat vacated by Mr. Brian Chu on February 1, 2016, in accordance with the Company’s Articles of Association, with immediate effect. Mr. Hauser will serve as a Class II director, where his initial term will expire at the Company’s 2016 annual general meeting of shareholders.

There is no arrangement or understanding under which Mr. Hauser was appointed as a director. There are no transactions involving Mr. Hauser requiring disclosure under Item 404(a) of Regulation S-K. Mr. Hauser will participate in the Company’s director compensation program set forth in the Company’s director offer letter, a form of which is set forth in Exhibit 10.37 to the Company’s Registration Statement on Form S-1 (File No. 333-194561). In connection with his appointment to the Board, Mr. Hauser and the Company entered into the Company’s standard indemnification agreement, the terms of which are described in the Company’s Registration Statement on Form S-1 (File No. 333-194561) and a form of such agreement was filed as Exhibit 10.36 thereto.

Item 8.01                                           Other Events.

The 2016 Annual General Meeting of Shareholders of the Company will be held on June 21, 2016 in Luxembourg. The record date for this meeting is April 14, 2016. Under the Company’s articles of association, each shareholder who plans to attend the Company’s annual general meeting of shareholders in person is required to notify the Company on or before the record date.  These notices should be directed to:

Attn: Corporate Secretary — Notification to Attend Annual General Meeting

Trinseo S.A.

1000 Chesterbrook Boulevard, Suite 300,

Berwyn, Pennsylvania 19312.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinseo S.A.

By:	/s/ Angelo N. Chaclas
Name:	Angelo N. Chaclas
Title:	Senior Vice President, Chief Legal Officer and Corporate Secretary

Date: February 26, 2016

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